UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

    Safeway Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following letter was sent by Safeway Inc. (“Safeway”) to certain holders of Safeway common stock beginning on July 14, 2014.

5918 Stoneridge Mall Road

Pleasanton, California 94588-3229

YOUR VOTE IS VERY IMPORTANT

July 14, 2014

Dear Safeway Stockholder:

In the last month you should have received proxy materials in connection with the Annual Meeting of Stockholders being held on July 25, 2014. If you have not already voted, please cast your vote now using the enclosed proxy card to vote by mail, phone or internet following the instructions printed on the card.

This year’s annual meeting will be particularly significant, and your vote is extremely important. Whether or not you plan to attend the Annual Meeting in person, we urge you to ensure your representation by voting by proxy as promptly as possible. Please review the instructions on each of your voting options described in the Proxy Statement.

After careful consideration, our board of directors unanimously recommends that you vote:

1.	“FOR” the proposal to approve and adopt the Merger Agreement,

2.	“FOR” the non-binding, advisory proposal to approve the compensation that may be paid or become payable to our named executive officers in connection with the Merger ,

3.	“FOR” the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve and adopt the Merger Agreement,

4.	“FOR” the election of the directors named in the Proxy Statement,

5.	“FOR” the non-binding, advisory proposal to approve the compensation of our named executive officers,

6.	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2014,

7.	“AGAINST” the stockholder proposal regarding labeling products that contain genetically engineered ingredients,

8.	And “AGAINST” the stockholder proposal regarding extended producer responsibility.

The approval and adoption of the Merger Agreement requires the affirmative vote of the holders as of the record date of a majority of the outstanding shares of Company common stock entitled to vote at the Annual Meeting. Failure to vote has the same effect as voting against the merger.

If you have any questions, or need assistance in voting, please contact our proxy solicitors at Georgeson Inc. toll-free at (866) 767-8986, or MacKenzie Partners, Inc. toll-free at (800) 322-2885. If you have recently voted, please disregard this reminder and thank you for your attention to this important matter.

Very truly yours,

/s/ ROBERT EDWARDS
ROBERT EDWARDS
President & CEO

Additional Information and Where to Find It

In connection with the merger, Safeway filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on June 19, 2014. Investors and security holders of Safeway are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about Safeway, Albertsons and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Safeway with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at Safeway’s website at www.Safeway.com or by sending a written request to Safeway at 5918 Stoneridge Mall Road, Pleasanton, California 94588, Attention: Investor Relations.

Participants in the Solicitation

Safeway and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the stockholders of Safeway in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Safeway’s stockholders in connection with the proposed transaction and their ownership of Safeway’s common stock will be set forth in Safeway’s proxy statement for its annual meeting. Investors can find more information about Safeway’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 28, 2013, as amended, and in its definitive proxy statement filed with the SEC on Schedule 14A on June 19, 2014.